Exhibit 3.2

CAPMARK FINANCIAL GROUP INC.

BY-LAWS

BY-LAWS

OF

CAPMARK FINANCIAL GROUP INC.

ARTICLE I

OFFICES

Section 1.      The registered office of Capmark Financial Group Inc. (the “Corporation”) shall be c/o Nevada Corporate Management, Inc., 3993 Howard Hughes Boulevard, Suite 250, Las Vegas, NV 89109. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1.      Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Nevada, as shall be designated by the Board of Directors in the notice thereof. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the chief executive office of the Corporation.

Section 2.      Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing directors (unless the stockholders have executed and delivered a written consent for such purpose) and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors. Failure to hold the annual meeting at the designated time shall not work as a forfeiture or dissolution of the corporation.

Section 3.      Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Board of Directors, the Chairman of the Board of Directors, any committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the By-Laws of the Corporation, include the power to call such meetings, or the Chief Executive Officer and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of stockholders owing a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4.      Notice of Meetings.

(a)       If stockholders are required or authorized to take any action at a meeting, the notice of the meeting must be in writing and signed by the president or a vice president, or the secretary or an assistant secretary, or by such other natural person or persons as the directors may designate. The notice must state the purpose or purposes for which the meeting is called, the time when, and the place, which may be within or without the State of Nevada, where it is to be held, and the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote. A copy of the notice must be delivered personally, mailed postage prepaid or given by a form of electronic transmission consented to by the stockholder to whom the notice is given to each stockholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting. If mailed, it must be directed to the stockholder at his address as it appears upon the records of the corporation, and upon the mailing of any such notice the service thereof is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail for transmission to the stockholder. Personal delivery of any such notice to any officer of a corporation or association, to any member of a limited-liability company managed by its members, to any manager of a limited-liability company managed by managers, to any general partner of a partnership or to any trustee of a trust constitutes delivery of the notice to the corporation, association, limited-liability company, partnership or trust. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting. The board of directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting. If the adjournment is for more than 60 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b)       A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Whenever any notice whatsoever is required to be given, a waiver thereof in a signed writing or by transmission of an electronic record by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.      Quorum. A majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting from time to time to another time and/or place under the procedures set forth in Section 4 above.

Section 6.      Voting.

(a)       At all meetings of the stockholders, each stockholder entitled to vote thereat shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. Unless otherwise provided in the Articles of Incorporation and subject to the Nevada Revised Statutes as amended from time to time (“Nevada Law”), each stockholder shall be entitled to one vote for each outstanding share of Common Stock of the Corporation held by such stockholder. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of Nevada Law or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

(b)       Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy. Except as otherwise provided in Section 78.355(5) of the Nevada Law concerning irrevocable proxies, no proxy is valid after the expiration of 6 months from the date of its creation unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed 7 years from the date of its creation.

Section 7.      Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, (or in his or her absence or if one shall not have been elected, the President) shall act as chair of the meeting. The Secretary (or in his or her absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 8.      Order of Business. The order of business and rules of conduct at all meetings of stockholders shall be as determined by the chair of the meeting.

Section 9.      Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given. Stockholders may participate in a meeting of stockholders by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

ARTICLE III

DIRECTORS

Section 1.      General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 2.      Number, Qualification and Tenure. Except as otherwise provided in the Articles of Incorporation, the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three (3) and not more than sixteen (16) members. Within the limits above specified, the number of directors shall be determined from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. Directors must be at least 18 years of age. Directors need not be stockholders.

Section 3.      Vacancies. Vacancies on the Board of Directors and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office (although less than a quorum), and each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. If there are no directors in office, then an election of directors may be held in the manner provided by law.

Section 4.      Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Nevada.

Section 5.      Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board of Directors. No notice of regular meetings need be given.

Section 6.      Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or any director. Special meetings shall be called by the Secretary on the written request of any director. No notice of special meetings need be given.

Section 7.      Quorum. At all meetings of the Board of Directors, there shall be a quorum for the transaction of business if at least 75% of the directors are present at the beginning of the meeting. The act of a majority of the directors present at a meeting at which a quorum is present pursuant to this Section shall be the act of the Board of Directors unless a greater number is specifically required by these By-Laws, the Articles of Incorporation, the Stockholders Agreement, dated as of March ___, 2006, by and among GMAC Mortgage Group, Inc., GMACCH Investor, LLC and GMAC Commercial Holding Corp. (as the same may be amended from time to time, the “Stockholders Agreement”), or by Nevada Law. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

Section 8.      Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If a Chairman of the Board is not elected or, if elected, is not present, a director chosen by a majority of the directors present, shall act as chairman at meetings of the Board of Directors.

Section 9.      Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Nevada, and at such time as may be determined from time to time by the Board of Directors (or the Chairman of the Board in the absence of a determination by the Board of Directors).

Section 10.    Committees. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more committees, each committee to consist of one or more directors. Any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by the majority of the whole Board of Directors, also may designate one or more additional directors or other natural persons as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided that the director so appointed meets the qualifications stated in the resolution designating the committee. In the absence of any director who is a member of any committee, any other director of this Corporation may serve as an alternate member of such committee, provided that the director so appointed meets the qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all the members of any such committee may select its Chairman of the Board, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 11.    Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 12.    Attendance by Telephone. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 13.    Removal. Any director may be removed from office for “Cause” as defined below by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. Any director may be removed from office without Cause by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, if such two-thirds vote includes the affirmative vote of the stockholder that designated such director pursuant to the Stockholders Agreement. In the event of a breach by General Motors Acceptance Corporation or GMAC Mortgage Group, Inc. of Section 6.1(h) of the Amended and Restated Stock Purchase Agreement dated as of August 2, 2005 (as amended, the “Stock Purchase Agreement”), among General Motors Acceptance Corporation, GMAC Mortgage Group, Inc. and GMACCH Investor LLC, then, in addition to any other rights or remedies it may have, GMACCH Investor LLC shall have the right to remove the GMAC Mortgage Group Directors (as defined in the Stockholders Agreement) from the Board of Directors for the duration of such breach (it being understood that no vacancy produced by such removal shall be filled except as provided in Section 6.1(h) of the Stock Purchase Agreement). For purposes of these By-Laws, “Cause” shall mean (i) willful malfeasance or willful misconduct by a director in connection with the performance of his duties as such, (ii) the commission by a director of a felony or (iii) a determination by a court of competent jurisdiction in the United States that such director, as such or in any other capacity (whether or not relating to the Corporation), breached a fiduciary duty owed by him or her to another individual or to a corporation, partnership, trust, joint stock company, business trust, unincorporated association, joint venture or other entity of any nature whatsoever.

Section 14.    Compensation. The Board of Directors shall have the authority to fix the compensation of directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

Section 15.    Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IV

OFFICERS

Section 1.      Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice Chairmen, one or more Managing Directors, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person.

Section 2.      Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article IV shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

Section 3.      Chairman of the Board. The Chairman of the Board, when elected, shall preside at meetings of the stockholders and the Board of Directors and lead the Board in fulfilling its responsibilities as defined in Article III, Section 1 and, in particular, its responsibilities to oversee the performance of the Corporation and of the executive management of the Corporation.

Section 4.      Vice Chairman. The Vice Chairman, if elected, shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board. During such period when there shall not be a Chairman of the Board, the Vice Chairman shall have the functions, authority and duties provided for the Chairman of the Board when there is a Chairman of the Board.

Section 5.      Chief Executive Officer. The Chief Executive Officer, when elected, shall have the general executive responsibility for the conduct of the business and affairs of the Corporation. The Chief Executive Officer shall exercise such other powers, authority and responsibilities as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.

Section 6.      President. The President shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board.

Section 7.      Managing Director. The Managing Director, or if there be more than one, the Managing Directors, shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board.

Section 8.      Executive Vice President. The Executive Vice President, or if there shall be more than one, the Executive Vice Presidents, shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board.

Section 9.      Senior Vice President. The Senior Vice President, or if there shall be more than one, the Senior Vice Presidents, shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board.

Section 10.    Vice President. The Vice President, or if there shall be more than one, the Vice Presidents, shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board.

Section 11.    Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Managing Director. The Secretary shall have custody of the corporate seal of the

Corporation and the Secretary or, in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest such affixing of the seal.

Section 12.    Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.

Section 13.    Treasurer. The Treasurer shall be the principal accounting and financial officer of the Corporation. The Treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform the duties incident to the office of treasurer and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Managing Director. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

Section 14.    Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-Laws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors.

ARTICLE V

CERTIFICATES OF STOCK

Section 1.      Form. The shares of the Corporation shall be represented by certificates in the form approved by the Secretary; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer or the President or a Managing Director and a Vice President or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned or otherwise authenticated by a transfer agent and by a registrar, other than the Corporation or an employee of the Corporation, the signatures of the Chairman of the Board, the Chief Executive Officer, the President, a Managing Director, a Vice President, the Secretary, and an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

Section 2.      Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books

Section 3.      Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may, in its discretion, require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.      The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liabilities, expenses (including, without limitation, attorneys’ fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reason to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or a plea of no to contenders or its equivalent, shall not, of itself; create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. “Other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to serving at the request of the Corporation shall include, without limitation, any service as a director, officer, employee or agent of the Corporation or any of its subsidiaries which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. The indemnification provided in this Article VI is not exclusive of any other right to indemnification provided by law or otherwise.

Section 2.      Expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under this Article VI or under any other contract or agreement between such director or officer and the Corporation.

Section 3.      The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, except that indemnification (unless ordered by a court) shall not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. The indemnification provided by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4.      The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not such person would be entitled to indemnity against such liability under the provisions of this Article VI.

Section 5.      The Corporation may enter into an indemnity agreement with any director, officer, employee or agent of the Corporation, upon terms and conditions that the Board of Directors deems appropriate, as long as the provisions of the agreement are not inconsistent with this Article VI.

ARTICLE VII

GENERAL PROVISIONS

Section 1.      Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2.      Fixing the Record Date.

(a)       In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

(b)       In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 3.      Dividends. Subject to limitations contained in Nevada Law and the Articles of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid in cash, in property or in shares of the capital stock of the Corporation.

Section 4.      Voting of Stock Owned by the Corporation. Unless otherwise ordered by the Board of Directors, the Chairman of the Board may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 5.      Corporation Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.      Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 7.      Books. The Corporation will maintain or cause to be maintained separate, full and accurate books and records of the Corporation. The books of the Corporation may be kept within or without of the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE VIII
AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt these By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers if granted by statute.